                                                            Exhibit 10(uu)

                          STOCK PURCHASE AGREEMENT


             This Stock Purchase Agreement (this "Agreement") is made and entered into as of April 18, 2002, by and between FEMMEPHARMA, INC., a Pennsylvania corporation ("FemmePharma") whose address is 37 West Avenue, Suite 101, Wayne, Pennsylvania 19087, and KV PHARMACEUTICAL COMPANY ("KV"), 2503 S. Hanley Rd., St. Louis, Missouri 63144.

1.       CONTEMPORANEOUS PRODUCT LICENSE AGREEMENT; DUE DILIGENCE REVIEW.
         ---------------------------------------------------------------

             1.1. On or about the date of this Agreement, FemmePharma and KV have entered into a license agreement (the "License Agreement") under which FemmePharma has granted KV marketing rights relating to a Danazol containing product, all as more fully set forth in the License Agreement (the "Danazol Product"). The Product is to be manufactured and sold under certain technology which is the subject of U.S. Patent #5,993,856 and U.S. Patent Application 09-355,213 filed June 27, 1999 (the "Patent") owned by FemmePharma (as defined in the License Agreement, the "Technology").

2.       PURCHASE AND SALE OF SHARES.
         ---------------------------

             2.1. SALE AND ISSUANCE OF INITIAL SHARES - INITIAL CLOSING.

                  (a) Subject to the terms and conditions of this Agreement, KV agrees to purchase from FemmePharma, and FemmePharma agrees to issue and sell to KV 34,965 shares (the "INITIAL SHARES") of Series C Preferred Stock of FemmePharma, which shall be issued pursuant to the Designation Statement attached hereto as Exhibit A ("Series C Stock"), for an aggregate purchase
                   ---------
price of Two Million Dollars ($2,000,000), or a price per share of $57.20 (the "Per Share Price").

                  (b) The closing of the purchase and sale of the Initial Shares (the "INITIAL CLOSING") shall take place by teleconference call and telecopier on the date of this Agreement (the "Initial Closing Date").

                  (c) At the Initial Closing FemmePharma shall deliver to KV:

                      (i) a stock certificate representing the Initial Shares being purchased by KV;

                      (ii) an Amended and Restated Stockholders Agreement in the form of Exhibit B hereto (the "Stockholders Agreement") duly executed
               ---------
by all of the parties thereto other than KV; and

                      (iii) a Registration Rights Agreement in the form
of Exhibit C hereto (the "Registration Rights Agreement") duly executed by
   ---------
all of the parties thereto other than KV.

                  (d) If the issuance and sale of the Initial Shares is not consummated at the Initial Closing, either party not then in breach of this Agreement can terminate this Agreement by written notice to the other party of its election to so terminate.

                  (e) At the Initial Closing KV shall deliver to
FemmePharma:

                      (i) the purchase price for the Initial Shares by wire transfer in accordance with wire transfer instructions which shall be furnished to KV by FemmePharma prior to the Closing;

                      (ii) the Stockholders Agreement duly executed by KV; and

                      (iii) the Registration Rights Agreement duly executed by KV.

             2.2. SALE AND ISSUANCE OF SUBSEQUENT SHARES - SECOND CLOSING.

                  (a) Subject to the terms and conditions set forth herein, at a second closing (the "Second Closing") which shall be held on a date and time mutually agreed to by FemmePharma and KV not later than fifteen (15) business days following the commencement of the Phase III Studies, as contemplated by the License Agreement, and provided that the License Agreement remains in effect, KV agrees to purchase from FemmePharma, and FemmePharma agrees to issue and sell to KV, 52,447.5 shares of Series C Stock (the "SECOND CLOSING SHARES") at the Per Share Price, for an aggregate purchase price of Three Million Dollars ($3,000,000). Conversely, this Agreement shall automatically terminate and be of no further force or effect if and upon the termination of the Danazol Product from the License Agreement prior to the Second Closing.

                  (b) The purchase and sale of the Second Closing Shares shall take place in person or by teleconference call and telecopier at the offices of Morgan, Lewis & Bockius or other location mutually acceptable to the parties.

                  (c) At the Second Closing, FemmePharma shall deliver to KV a stock certificate representing the Second Closing Shares.

                  (d) At the Second Closing KV shall deliver the purchase price for the Second Closing Shares by wire transfer in accordance with wire transfer instructions which shall be furnished to KV by FemmePharma at least three business days prior to the Second Closing.

3.       REPRESENTATIONS AND WARRANTIES OF KV.
         ------------------------------------

             KV hereby represents and warrants to, and agrees with, FemmePharma as follows:

             3.1. KV is duly authorized to execute this Agreement, and this Agreement constitutes the legal, valid and binding obligation of KV enforceable against KV in accordance with its terms, except as such enforcement may be limited by applicable laws relating to creditors' rights or principles of equity affecting the availability of remedies.

             3.2. KV will acquire the Series C Stock for its own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

             3.3. KV has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of KV in connection with its purchase of the Series C Stock. KV is aware that an investment in the Series C Stock is speculative and subject to substantial risks. KV has no present or contemplated future need to dispose of any of the Series C Stock and is capable of bearing the economic risks of an investment in the Series C Stock, including, but not limited to, the possibility of the complete loss of the purchase price of the Series C Stock and the limited transferability of the Series C Stock, which may make the liquidation of its investment impossible for the indefinite future.

             3.4. KV acknowledges that no market exists for the Series
C Stock, that it is unlikely that a market will develop in the foreseeable future, and that KV may find it impossible to liquidate its investment at a time when it may desire to do so, or at any other time.

             3.5. KV has been advised by FemmePharma that none of the Series C Stock to be issued to KV, or any stock or securities in which it may hereafter be converted, will be registered under the Securities Act of 1933 (the "Act"), that the Series C Stock, or any stock or securities in which it may hereafter be converted, will be issued on the basis of the statutory exemptions provided by Section 4(2) of the Act and/or Regulation D thereunder relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed upon or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied on; and that FemmePharma's reliance thereon is based in part upon the representations made by KV in this Agreement. KV acknowledges that KV has been informed by FemmePharma of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of the Series C Stock. In particular, KV agrees that no sale, assignment or transfer of any of the Series C Stock or any stock or securities in which it may hereafter be converted, shall be valid or effective, and FemmePharma shall not be required to give any effect to such sale, assignment or transfer, in the absence of: (i) the sale, assignment or transfer of the Series C Stock or any stock or securities in which it may hereafter be converted, is registered under the Act, it being understood that the Series C Stock or any stock or securities in which it may hereafter be converted, is not currently registered for sale and that FemmePharma has no obligation or intention to so register the Series C Stock (except as provided in Article 6), (ii) the shares of Series C Stock are sold, assigned or transferred in accordance with all of the requirements and limitations of Rule 144 of the Act, it being understood that Rule 144 is not available at the present time for the sale of the Series C Stock, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act. KV further understands that an opinion of counsel and other documents shall be required to transfer the Series C Stock. KV acknowledges that the Series C Stock shall be subject to a stop transfer order and the certificate or certificates evidencing shares of the Series C Stock shall bear the following or a substantially similar legend or other legend as may appear on the forms of stock certificates and such other legends as may be required by state securities laws:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the
         "Act"), or any state securities laws and neither such shares nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred in the absence of: (i) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (ii) the issuer of the shares receives an opinion of counsel to the holder of such shares, which counsel and opinion are reasonably satisfactory to the issuer, that such shares may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

             3.6. During the negotiation of the transactions contemplated herein, KV and KV's representatives and legal counsel have been afforded access to corporate books, financial statements, records, contracts, documents and other information concerning FemmePharma and to its offices and facilities, have been afforded an opportunity to ask such questions of FemmePharma's officers, employees, agents, counsel, accountants and representatives concerning FemmePharma's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein. In taking any action or performing any role relative to the arranging of the proposed investment, KV has acted solely in KV's own interest, and neither KV nor any agents or employees of KV has acted as an agent of FemmePharma. KV acknowledges that it has no assurances that the forecasts in the Business Plan provided to KV by FemmePharma in connection with the Due Diligence Review will be the same as the actual results achieved by FemmePharma.

4.       REPRESENTATIONS AND WARRANTIES OF FEMMEPHARMA.
         ---------------------------------------------

             In order to induce KV to enter into this Agreement, FemmePharma represents and warrants to KV that, except as disclosed in the Disclosure Statement attached hereto, the statements contained in this
Article 4 are true and correct as of the date hereof.

             4.1. FemmePharma is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

             4.2. FemmePharma does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise. FemmePharma is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any other person or entity.

             4.3. FemmePharma has provided KV with information related to the Danazol Product (including its formulation and delivery method), the Technology, the Patent, related clinical information (including the results of a primate study conducted by FemmePharma), the market for the Danazol Product, FemmePharma's business, business plans, financial condition, results of operation and projections therefor, and such other information as has been requested by KV in connection with the License Agreement and KV's proposed investment in FemmePharma contemplated by this Agreement. The information provided also included complete and accurate copies of the written information provided to certain independent investors (the "Independent Investors") by FemmePharma in connection with the investment by the Independent Investors in FemmePharma on or about November 13, 2000, and December 29, 2000, respectively, in an aggregate amount of $700,000 and $750,000, respectively (the "Independent Investor

Investments") under agreements with the Independent Investors for the Independent Investor Investments (the "Independent Investor Agreements"). The execution and delivery of the Independent Investors Agreements and the consummation of the transactions contemplated thereby were duly authorized by the Board of Directors of FemmePharma. The Independent Investor Agreements were duly executed and delivered by FemmePharma and constitute the legal, valid and binding obligation of FemmePharma, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable laws relating to creditors' rights or principles of equity affecting the availability of remedies.

             4.4. FemmePharma has all of the corporate power and authority required to enter into this Agreement and to complete the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and, if necessary, the shareholders of FemmePharma. This Agreement has been duly executed and delivered by FemmePharma and constitutes the legal, valid and binding obligation of FemmePharma, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable laws relating to creditors' rights or principles of equity affecting the availability of remedies.

             4.5. (a) (i)   FemmePharma's authorized capital stock
consists solely of: (A) 19,000,000 shares of Common Stock, no par value, of which 1,429,379 shares are issued and outstanding, Management Options (the "Management Options") are outstanding for the purchase of 925,823 shares and Warrants (the "Warrants") are outstanding for the purchase of 200,000 shares, and (B) 2,000,000 shares of Preferred Stock, no par value, of which:
(x) 713,500 shares are designated Series A Preferred Stock (and 713,375 shares are issued and outstanding), (y) 713,500 shares are designated Series B Preferred Stock (and 713,500 shares are issued and outstanding), and (z) 130,000 shares are designated Series C Preferred Stock, no par value (none of which shares are issued and outstanding). The registered shareholders of the currently outstanding Common Stock and Preferred Stock and the holders of the issued and outstanding Management Options and Warrants are as set forth in Schedule 4.5. Gerianne M. DiPiano ("DiPiano") owns the shares of
         ------------
Common Stock shown to be owned by her in Schedule 4.5, free and clear of all
                                         ------------
pledges, liens or encumbrances and such shares are not subject to any agreement regarding the sale, transfer or voting thereof.

                      (ii) No shares of capital stock of FemmePharma have been issued and are held in its treasury.

                      (iii) Except for the shares of Common Stock reserved for the conversion of the Preferred Stock purchased by the Independent Investors and upon the exercise of the Management Options and the Warrants, and the shares of Common Stock reserved for issuance upon the conversion of shares of Series C Stock issuable pursuant to this Agreement (including shares of Series C Stock which may be issued in respect of dividend payments), no shares of Common Stock have been reserved for issuance upon the exercise of stock purchase options or any other rights to purchase Common Stock or otherwise promised to be issued or sold. The issuance of all of such shares of Common Stock that are so issuable has been duly authorized, and such shares have been duly reserved for issuance, by the Board of Directors of FemmePharma.

                      (iv) Each outstanding share of FemmePharma Common Stock is duly authorized and validly issued, fully paid and non-assessable, and has not been issued in violation of any preemptive rights, rights of first refusal or similar rights.

                  (b) FemmePharma has paid no cash dividends on any Common Stock and has entered into no agreement for the payment of any future dividends.

                  (c) FemmePharma knows of no agreements among the holders of the Common Stock which limit or control the manner in which the parties thereto vote their Common Stock.

             4.6. Upon the payment by KV of the Per Share Price for the Series C Stock to be purchased by KV and the issuance and delivery of such shares of Series C Stock to KV by FemmePharma contemplated hereunder, all of such shares of Series C Stock will be duly authorized, validly issued, fully paid and non-assessable, and no further governmental authorization or approval of FemmePharma is or will be required in connection with the issuance thereof.

             4.7. Neither the execution and delivery of this Agreement by FemmePharma, nor the completion of the transactions contemplated hereby by FemmePharma, will:

                      (i) Conflict with or result in a breach of the Articles of Incorporation or Bylaws of FemmePharma;

                      (ii) Violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any encumbrance upon any of the properties or assets of FemmePharma under, any of the terms or conditions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which FemmePharma is a party or by which it or its assets are bound or subject;

                      (iii) Violate any law applicable to FemmePharma or any of its assets; or

                      (iv) Require any action or consent or approval of, or review by, or registration or filing by FemmePharma with, any third party or any governmental authority.

             4.8. The books of account and financial records of FemmePharma are currently maintained on a cash basis and fairly reflect the assets and liabilities of FemmePharma on a cash basis, but do not include accruals for any items of income or expense, and the Income and Expense Statements and balance sheets for the years ended December 31, 2000 and December 31, 2001, respectively, provided to KV by FemmePharma fairly present the financial condition, assets and liabilities of FemmePharma as at the respective dates and the results of its operations and cash flows for the periods covered thereby. FemmePharma has provided to KV projections of its future business and results of operation for 2002 (the "Projections"). FemmePharma has used its current knowledge in preparing the Projections; however, there is no assurance that the Projections will be achieved by FemmePharma. FemmePharma owns all of its assets free and clear of all liens, claims and encumbrances.

             4.9. Since December 31, 2000, FemmePharma has conducted its business in the ordinary course, consistent with past practice, and, to its knowledge, there has been no material adverse change in the assets, liabilities, results of operation, prospects, business or financial condition of FemmePharma, or any event, occurrence or development which may reasonably be expected to result in such a change or which would adversely affect the ability of FemmePharma to consummate the transactions contemplated hereby; provided, that since December 31, 2000 FemmePharma's financial condition has deteriorated due to continued operations without revenues.

             4.10. FemmePharma maintains and operates a single location for the conduct of its business in the Commonwealth of Pennsylvania and is licensed to transact business in the states set forth in Schedule 4.10.
                                                         -------------
FemmePharma has all licenses, permits, authorizations and administrative approvals ("Authorizations") required for the conduct of its business in each state in which FemmePharma conducts its business, except where the failure to have any such Authorization would not have a material adverse effect on FemmePharma or the business conducted by FemmePharma. FemmePharma is in compliance, in all material respects, with all laws, regulations and orders applicable to it or to the conduct or operation of its business or the ownership or use of its assets.

             4.11. There are no legal proceedings pending or, to the knowledge of FemmePharma, threatened against FemmePharma or its assets.

             4.12. Schedule 4.12 contains a list of all material
                   -------------
trademarks, trade names, copyrights, patents and other intellectual property assets owned by FemmePharma, except for licenses implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs under which FemmePharma is the licensee ("FemmePharma's Intellectual Property"). There are no outstanding or, to the knowledge of FemmePharma, threatened disputes or disagreements with respect to any such intellectual property assets. To its knowledge, none of FemmePharma's Intellectual Property infringes or is alleged to infringe the intellectual property rights of any other person.

             4.13. FemmePharma has filed or caused to be filed on a timely basis all tax returns and reports which have been required to be filed by FemmePharma and has paid or made provision for the payment, when due, of all taxes payable by FemmePharma pursuant thereto or otherwise, the failure of which would have a material adverse affect on FemmePharma.

             4.14. FemmePharma has no obligation or liability to any broker, finder or agent in connection with the License Agreement or this Agreement.

5.       INDEMNIFICATION.
         ---------------

             5.1.  By KV. KV agrees to indemnify, defend and hold
                   -----
harmless FemmePharma and each officer, director, partner, employee, agent and controlling person of FemmePharma, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty made by KV in Article 3 hereof.

             5.2.  By FemmePharma. FemmePharma agrees to indemnify,
                   --------------
defend and hold harmless KV and each officer, director, partner, employee, agent and controlling person of KV, past, present or future, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of FemmePharma made in Article 4 hereof.

6.       COVENANT OF FEMMEPHARMA.
         -----------------------

             6.1. FemmePharma covenants and agrees with KV that subsequent to the closing of the transactions contemplated by this Agreement (the "Closing"), FemmePharma will provide KV with a copy of FemmePharma's financial statements, including a balance sheet, income statement and statement of cash flows, prepared in accordance with generally accepted accounting principles (GAAP), consistently applied from period to period, for each of the first three fiscal quarters of FemmePharma not later than 30 days after the end of each such quarter and for each fiscal year of FemmePharma not later than 75 days after the end of the fiscal year. If the financial statements of FemmePharma for the fiscal year are audited, FemmePharma shall provide KV with a copy of such audited financial statements and of the auditors' opinion related thereto. In addition, FemmePharma shall provide KV or a representative of KV; (i) reasonable access from time to time (but not necessarily more often than quarterly following the receipt of such financial statements) during normal business hours to the chief executive officer and chief financial officer of FemmePharma in order to keep KV informed of and to review the status of FemmePharma's business, results of operation and financial condition; and
(ii) such additional access to FemmePharma's records as is necessary to allow KV to comply with requirements of any applicable law or administrative or regulatory requirement applicable to KV; provided that, any such information shall be held by KV in confidence and not used or disclosed by KV except to the extent it is legally compelled to do so. In addition, FemmePharma shall provide KV with a copy of all notices and other communications by FemmePharma with the holders of its common stock generally. This covenant shall terminate at the earlier of such time as: (a) FemmePharma has a public offering of securities registered under the Securities Act of 1933; provided, however, that FemmePharma will continue thereafter to provide KV copies of such financial information at such times as are required by KV to comply with applicable securities laws, or (b) KV no longer owns any shares of Series C Stock or Common Stock of FemmePharma.

7.       CONDITIONS PRECEDENT TO KV'S OBLIGATION TO CLOSE.
         ------------------------------------------------

             KV's obligation to purchase the Series C Stock and to take any other actions required to be taken by KV at either the Initial Closing or the Second Closing is subject to the satisfaction, at or prior to the applicable Closing, of each of the following conditions (any of which may be waived by KV, in whole or in part):

             7.1. Accuracy of Representations. The representations and
                  ---------------------------
warranties of FemmePharma in this Agreement shall have been accurate as of the date of this Agreement and shall continue to be accurate as of the Closing Date as if made on the Closing Date, and FemmePharma shall have delivered to KV at the Closing a Certificate that such representations and warranties are true and correct on the Closing Date.

             7.2. No Proceedings. There shall not be outstanding or
                  --------------
then threatened against FemmePharma or KV any proceeding by a third party:
(a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or the License Agreement, or (b) that prevents, delays, makes illegal or otherwise interferes with the sale and delivery of the Series C Stock contemplated hereby.

             7.3. License Agreement. The License Agreement shall have
                  -----------------
been entered into by FemmePharma and KV and shall be in full force and effect, and FemmePharma shall not be in breach thereof.

             7.4. Second Closing. With respect to the Second Closing,
                  --------------
(i) the Initial Closing shall have been consummated, and (ii) the Phase III Studies shall have commenced pursuant to and as defined in the License Agreement.

             7.5. Performance. FemmePharma shall have performed all of
                  -----------
the covenants required by this Agreement to be performed by it on or before the Closing.

8.       CONDITIONS PRECEDENT TO FEMMEPHARMA'S OBLIGATION TO CLOSE.
         ---------------------------------------------------------

             FemmePharma's obligation to sell the Series C Stock to KV hereunder and to take the other actions required to be taken by FemmePharma at either the Initial Closing or the Second Closing is subject to the satisfaction, at or prior to such Closing, of each of the following conditions (any of which may be waived by FemmePharma in whole or in part):

             8.1. Accuracy of Representations. KV's representations and
                  ---------------------------
warranties in this Agreement shall have been accurate as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, and KV shall have delivered to FemmePharma at the Closing a certificate that such representations and warranties are true and correct on the Closing Date

             8.2. KV's Performance. The covenants and obligations that
                  ----------------
KV is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with.

             8.3. No Proceedings. There shall not be outstanding or
                  --------------
then threatened against FemmePharma or KV any proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or the License Agreement, or
(b) that prevents, delays, makes illegal or otherwise interferes with the sale and delivery of the Series C Stock contemplated hereby.

             8.4. License Agreement. The License Agreement shall have
                  -----------------
been entered into by FemmePharma and KV and shall be in full force and effect, and KV shall not be in breach thereof.

             8.5. Second Closing. With respect to the Second Closing,
                  --------------
(i) the Initial Closing shall have been consummated, and (ii) the License Agreement shall not have been terminated with respect to the Danazol Product.

             8.6. Performance. KV shall have performed all of the
                  -----------
covenants required by this Agreement to be performed by it on or before the Closing.

9.       MISCELLANEOUS PROVISIONS.
         ------------------------

             9.1. All warranties, representations, indemnities and agreements hereunder shall survive any termination or revocation of this Agreement for a period of two years.

             9.2. Should any one or more of the provisions of this Agreement be determined by a judicial or administrative authority having jurisdiction thereof to be illegal or unenforceable, such illegal or unenforceable provisions shall be so modified by the authority making such determination, if and to the extent possible, so as to give effect to the intentions of the parties expressed herein, and all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

             9.3. Except as otherwise provided herein, all the terms, provisions, representations and warranties of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

             9.4. It is the intention of the parties hereto that the laws of Pennsylvania should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto, without regard to conflict or choice of law principles.

             9.5. This Agreement contains the entire agreement between the parties hereto relating to the sale by FemmePharma and purchase by KV of the Series C Stock and may be amended only by a written amendment signed by all the parties hereto.

             9.6. No failure or delay of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

             9.7. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

             9.8. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, Express, registered or certified mail, or sent by prepaid next business day courier:

                  (i) If to FemmePharma at the address set forth for FemmePharma at the beginning of this Agreement;

                  (ii) If to KV at the address set forth for KV at the beginning of this Agreement;

or such other address as to which FemmePharma, or KV shall have specified by written notice to the other in accordance with this Section 9.8; and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of their receipt or 72 hours after the same have been deposited in the United States Mail, addressed and postage prepaid as aforesaid, or if sent by prepaid next business day courier on the business day following delivery thereof to the courier.

             9.9. This Agreement may be executed in two or more counterparts with the same effect as if all parties hereto had signed the same documents. All such counterparts shall be deemed an original, shall be construed together and shall be considered one and the same instrument. Facsimile signatures shall be as effective as original signatures hereto.

             9.10. Copies of this Agreement which are true copies of the original and are manually signed by the parties shall be deemed duplicate originals.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                                        FEMMEPHARMA, INC.


                                        By: /s/ Gerianne M. DiPiano
                                           ------------------------------
                                              Gerianne M. DiPiano
                                              President

                                        KV PHARMACEUTICAL COMPANY


                                        By: /s/ Alan G. Johnson
                                           -------------------------------
                                              Alan G. Johnson
                                              Senior Vice President